                                                                    Exhibit 2(f)

                                                                       EXECUTION

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                            ASSET EXCHANGE AGREEMENT

                                  by and among

                                  WCKG, INC.,

                            COX BROADCASTING, INC.,

                          GCI ORLANDO HOLDINGS, INC.,

                                      and

                       INFINITY BROADCASTING CORPORATION

                           Dated as of June 26, 1996

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                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       Exchange of Personal Property; Exchange of Real Property; Exchange of Contracts and
         Licenses.................................................................................................2
         1.1      Exchange of Tangible Personal Property..........................................................2
         1.2      Exchange of Real Property.......................................................................2
         1.3      Exchange of Contracts...........................................................................3
         1.4      Exchange of Licenses............................................................................3
         1.5      Exchange of Intangible Assets...................................................................3
         1.6      Value of Exchanged Assets.......................................................................4
         1.7      Excluded Assets.................................................................................4
         1.8      Assumption of Liabilities.......................................................................4
         1.9      Section 1031....................................................................................5
2.       Cash Payment.............................................................................................5
3.       Intentionally Omitted....................................................................................5
4.       Closing..................................................................................................5
         4.1      Closing Deliveries..............................................................................6
         4.2      Prorations......................................................................................7
         4.3      Further Assurances..............................................................................8
5.       Representations and Warranties of Cox....................................................................9
         5.1      Organization; Good Standing.....................................................................9
         5.2      Authority.......................................................................................9
         5.3      No Breach or Violation..........................................................................9
         5.4      Approvals......................................................................................10
         5.5      No Litigation..................................................................................10
         5.6      Brokerage......................................................................................10
         5.7      Title to and Condition of Tangible Personal Property...........................................10
         5.8      Title to and Condition of Real Property........................................................10
         5.9      Cox Contracts..................................................................................11
         5.10     Licenses.......................................................................................11
         5.11     Intangible Assets..............................................................................11
         5.12     FCC Compliance.................................................................................12
         5.13     Compliance with Laws...........................................................................12
         5.14     Environmental Matters..........................................................................12
         5.15     Insurance......................................................................................13
         5.16     Bulk Sales.....................................................................................13
         5.17     Accuracy of Information Furnished..............................................................13
         5.18     Conduct of Business in Ordinary Course.........................................................13
         5.19     Taxes..........................................................................................13
         5.20     Personnel......................................................................................14
         5.21     Labor Relations................................................................................15


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
         5.22     Financial Statements...........................................................................15
         5.23     Definition of Knowledge........................................................................16
         5.24     CBI Representation and Warranty................................................................16
6.       Representations and Warranties of GCI...................................................................16
         6.1      Organization; Good Standing....................................................................16
         6.2      Authority......................................................................................16
         6.3      No Breach or Violation.........................................................................16
         6.4      Approvals......................................................................................17
         6.5      No Litigation..................................................................................17
         6.6      Brokerage......................................................................................17
         6.7      Title to and Condition of Tangible Personal Property...........................................17
         6.8      Title to and Condition of Real Property........................................................18
         6.9      Conflict with GCI Contracts....................................................................18
         6.10     Licenses.......................................................................................19
         6.11     Intangible Assets..............................................................................19
         6.12     FCC Compliance.  ..............................................................................19
         6.13     Compliance with Laws...........................................................................19
         6.14     Environmental Matters..........................................................................20
         6.15     Insurance......................................................................................20
         6.16     Bulk Sales.....................................................................................20
         6.17     Accuracy of Information Furnished..............................................................20
         6.18     Conduct of Business in Ordinary Course.........................................................20
         6.19     Taxes..........................................................................................21
         6.20     Personnel......................................................................................21
         6.21     Labor Relations................................................................................22
         6.22     Financial Statements...........................................................................23
         6.23     Definition of Knowledge........................................................................23
         6.24     Infinity Representation and Warranty...........................................................23
7.       Covenants of the Parties................................................................................23
         7.1      FCC Applications...............................................................................23
         7.2      Conduct of Business............................................................................24
         7.3      No Solicitation Of Third Parties or Employees..................................................25
         7.4      Access.........................................................................................26
         7.5      Inconsistent Actions...........................................................................26
         7.6      Cooperation....................................................................................26
         7.7      Control of the Stations........................................................................26
         7.8      Risk of Loss...................................................................................26
         7.9      Third Party Consents...........................................................................26
         7.10     Intentionally Omitted..........................................................................27
         7.11     Employee Matters...............................................................................27
         7.12     Compliance With HSR Act........................................................................28
8.       Conditions to GCI's Obligations.........................................................................28
         8.1      Representations, Warranties and Covenants.  ...................................................28
         8.2      Opinion of Counsel to Cox......................................................................29
         8.3      Approvals of Governmental Authorities..........................................................29


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
         8.4      No Adverse Proceedings.  ......................................................................29
         8.5      Consents.......................................................................................29
         8.6      Closing Documents.  ...........................................................................29
         8.7      No Material Adverse Change.....................................................................29
         8.8      FCC Consent....................................................................................29
         8.9      Resolutions....................................................................................29
         8.10     Time Brokerage Agreements......................................................................30
         8.11     HSR Act........................................................................................30
9.       Conditions to Cox's Obligations.........................................................................30
         9.1      Representations, Warranties and Covenants......................................................30
         9.2      Cash Payment...................................................................................30
         9.3      Opinion of Counsel to GCI......................................................................30
         9.4      Approvals of Governmental Authorities.  .......................................................30
         9.5      No Adverse Proceedings.  ......................................................................30
         9.6      Consents.......................................................................................31
         9.7      Closing Documents..............................................................................31
         9.8      No Material Adverse Change.....................................................................31
         9.9      FCC Consent....................................................................................31
         9.10     Resolutions....................................................................................31
         9.11     Time Brokerage Agreements......................................................................31
         9.12     HSR Act........................................................................................31
10.      Termination.............................................................................................31
11.      Survival of Representations and Warranties and Indemnification..........................................32
         11.1     Survival.......................................................................................32
         11.2     Indemnification by Cox.........................................................................32
         11.3     lndemnification by GCI.........................................................................33
         11.4     Procedure for Indemnification..................................................................33
         11.5     Intentionally Omitted..........................................................................34
         11.6     Specific Performance...........................................................................35
         11.7     Opportunity to Cure............................................................................35
12.      Expenses................................................................................................35
13.      Benefit of Agreement; Assignment........................................................................35
14.      Notices.................................................................................................35
15.      Severability............................................................................................36
16.      Entire Agreement........................................................................................36
17.      Governing Law...........................................................................................36
18.      Exhibits................................................................................................36
19.      Counterparts............................................................................................36
20.      Sales Taxes.............................................................................................36
21.      Amendment; Waiver.......................................................................................36
22.      Attorney's Fees.........................................................................................37
23.      Guaranty of CBI.........................................................................................37
24.      Guaranty of Infinity....................................................................................38


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                                    EXHIBITS

Exhibit I         -   Form of Opinion of Dow, Lohnes & Albertson

Exhibit II        -   Form of Opinions of GCI's Corporate Counsel and
                      Leventhal, Senter & Lerman

                                    SCHEDULES

SCHEDULES TO BE DELIVERED BY COX

Schedule 1.1A     -   Cox Tangible Personal Property
Schedule 1.2A     -   Cox Real Property
Schedule 1.3A     -   Cox Contracts
Schedule 1.4A     -   Cox Licenses
Schedule 1.5A     -   Cox Intangible Assets
Schedule 1.7A     -   Excluded Assets
Schedule 5.3      -   Consents
Schedule 5.4      -   Governmental Approvals
Schedule 5.5      -   Litigation
Schedule 5.7      -   Title to and Condition of Cox Tangible Personal Property
Schedule 5.8      -   Title to and Condition of Cox Real Property
Schedule 5.9      -   Conflict with Cox Contracts
Schedule 5.12     -   FCC Compliance
Schedule 5.14     -   Environmental Matters
Schedule 5.20     -   Personnel
Schedule 5.22     -   Financial Statements
Schedule 7.3      -   Employees

SCHEDULES TO BE DELIVERED BY GCI

Schedule 1.1B     -   GCI Tangible Personal Property
Schedule 1.2B     -   GCI Real Property
Schedule 1.3B     -   GCI Contracts
Schedule 1.4B     -   GCI Licenses
Schedule 1.5B     -   GCI Intangible Assets
Schedule 1.7B     -   Excluded Assets
Schedule 6.3      -   Consents
Schedule 6.4      -   Governmental Approvals
Schedule 6.5      -   Litigation
Schedule 6.7      -   Title to and Condition of GCI Tangible Personal Property
Schedule 6.8      -   Title to and Condition of GCI Real Property
Schedule 6.9      -   Conflict with GCI Contracts



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Schedule 6.12     -   FCC Compliance
Schedule 6.14     -   Environmental Matters
Schedule 6.20     -   Personnel
Schedule 6.22     -   Financial Statements
Schedule 7.3      -   Employees

                            ASSET EXCHANGE AGREEMENT

         THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of this 26th day of June, 1996, by and among WCKG, INC., a Delaware corporation ("Cox"), COX BROADCASTING, INC., a Delaware corporation ("CBI"), GCI ORLANDO HOLDINGS, INC., a Delaware corporation ("GCI"), and INFINITY BROADCASTING CORPORATION, a Delaware corporation ("Infinity").

         WHEREAS, GCI is the owner, operator and licensee of Radio Stations WHOO(AM), WHTQ(FM), and WMMO(FM), Orlando, Florida (the "GCI Stations"), pursuant to certain licenses and authorizations issued by the Federal Communications Commission (the "FCC"); and

         WHEREAS, Cox is the owner, operator and licensee of Radio Stations WCKG(FM), Elmwood Park, Illinois, and WYSY-FM, Aurora, Illinois (the "Cox Stations"), pursuant to certain licenses and authorizations issued by the FCC; and

         WHEREAS, on the date hereof, GCI and Cox have entered into a Time Brokerage Agreement relating to the Cox Stations (the "Cox Time Brokerage Agreement"), and, on the date hereof, GCI and Cox have entered into a Time Brokerage Agreement relating to the GCI Stations (the "GCI Time Brokerage Agreement" and collectively with the Cox Time Brokerage Agreement, the "Time Brokerage Agreements"); and

         WHEREAS, Cox and GCI desire to contemporaneously exchange certain property and assets used and useful in the operations of the Cox Stations and the GCI Stations (collectively, sometimes referred to herein as the "Stations"); and

         WHEREAS, Cox and GCI intend to transfer the Stations in a transaction that will qualify as a "like-kind exchange" for nonrecognition of taxable income under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and Cox and GCI are willing to take such steps as are necessary on their respective parts to enable the transactions contemplated hereby to so qualify, including, but not limited to, the assignment of this Agreement by Cox to a qualified intermediary in order that the acquisition of additional replacement property for the Cox Assets (as defined herein) may be accomplished as a deferred exchange pursuant to applicable Treasury Regulations; and

         WHEREAS, the prior consent of the FCC to the transfer of the licenses and authorizations issued by the FCC for the Stations is required, and it is intended that if such consent is obtained, the transactions contemplated by this Agreement will be consummated subject to all of the other terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:


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               1. EXCHANGE OF PERSONAL PROPERTY; EXCHANGE OF REAL PROPERTY;
                  EXCHANGE OF CONTRACTS AND LICENSES.

                  1.1 EXCHANGE OF TANGIBLE PERSONAL PROPERTY. At the Closing (as defined in SECTION 4), Cox shall transfer, assign, convey and deliver to GCI, and GCI shall accept and acquire from Cox (i) all of the tangible personal property listed on Schedule 1.1A, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date (the "Cox Tangible Personal Property"), and (ii) all files (excluding personnel files for employees not party to written employment agreements, confidential correspondence files of station management, copies of all books and records that Cox is required by law to retain, and books and records related solely to internal corporate matters), records, logs, program materials, programs, lists, music libraries, public inspection files that relate to the Cox Stations and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the Cox Stations pursuant to the rules and regulations of the FCC (the "Cox Records"), free and clear of all liens, mortgages, pledges, covenants, security interests, charges, claims or encumbrances of any kind whatsoever ("Liens") (except for (x) Liens for current taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings, (y) Liens which constitute valid leases or subleases to third parties with respect to property not used in the operations of the Stations, and (z) Liens and defects in title that are not material to the lessee (collectively, "Permitted Liens")). At the Closing, GCI shall transfer, assign, convey and deliver to Cox, and Cox shall accept and acquire from GCI (i) all of the tangible personal property listed on Schedule 1.1B, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date (the "GCI Tangible Personal Property"), and (ii) all technical records (excluding personnel files for employees not party to written agreements, confidential correspondence files of station management, copies of all books and records that GCI is required by law to retain, and books and records related solely to internal corporate matters), records, logs, program materials, lists, music libraries, public inspection files that relate to the GCI Stations and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the GCI Stations pursuant to the rules and regulations of the FCC (the "GCI Records"), free and clear of all Liens (except for Permitted Liens).

                  1.2 EXCHANGE OF REAL PROPERTY. At the Closing, (i) Cox shall transfer, assign, convey and deliver to GCI, and GCI shall accept and acquire from Cox, all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used or useful in the business or operations of the Cox Stations listed on Schedule 1.2A, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date (the "Cox Real Property"), and (ii) GCI shall transfer, assign, convey and deliver to Cox, and Cox shall accept and acquire from GCI, all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used or useful in the business or operations of the GCI Stations listed on Schedule 1.2B, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date (the "GCI Real Property"). The Cox Real Property and the GCI Real Property shall be conveyed free and clear of all Liens (except for Permitted Liens).

                  1.3 EXCHANGE OF CONTRACTS. At the Closing, Cox shall assign to GCI all of its rights and privileges under the contracts, leases, employment contracts and other agreements that relate to the Cox Assets, as defined below, or the operation of the Cox Stations, including those listed on Schedule 1.3A (the "Cox Contracts"), and which have not been assigned to GCI under the Cox Time Brokerage Agreement, and GCI shall assume all of Cox's obligations under the Cox Contracts insofar as they relate to the time on and after the Closing Date and arise out of events which occur after the Closing Date. At the Closing, GCI shall assign to Cox all of its rights and privileges under the contracts, leases, employment contracts and other agreements that relate to the GCI Assets, as defined below, or the operation of the GCI Stations, including those listed on Schedule 1.3B (the "GCI Contracts"), and which have not been assigned to Cox under the GCI Time Brokerage Agreement, and Cox shall assume all of GCI's obligations under the GCI Contracts insofar as they relate to the time on and after the Closing Date and arise out of events which occur after the Closing Date. Copies of the Cox Contracts have been delivered by Cox to GCI, and copies of the GCI Contracts have been delivered by GCI to Cox. The Cox Contracts and the GCI Contracts shall be assigned free and clear of all Liens (except for Permitted Liens).

                  1.4 EXCHANGE OF LICENSES. At the Closing, Cox shall assign to GCI and GCI shall accept from Cox, all of Cox's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to Cox by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the Cox Stations, including the licenses and authorizations issued by the FCC for the Cox Stations (the "Cox FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.4A (the "Cox Licenses"). At the Closing, GCI shall assign to Cox and Cox shall accept from GCI, all of GCI's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to GCI by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the GCI Stations, including the licenses and authorizations issued by the FCC for the GCI Stations (the "GCI FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.4B (the "GCI Licenses"). The Cox Licenses and the GCI Licenses shall be assigned free and clear of all Liens (except for Permitted Liens).

                  1.5 EXCHANGE OF INTANGIBLE ASSETS. At the Closing, Cox shall assign, or shall cause Cox Holdings, Inc., a Delaware corporation, to assign to GCI, free and clear of all Liens (except for Permitted Liens), and GCI shall accept from Cox or Cox Holdings, Inc., all of Cox's and Cox Holdings, Inc.'s right, title and interest in and to the patents, patent applications, trademarks, trade names, service marks, and copyright registrations or copyright applications and any other intangible assets used in connection with the Cox Stations, including but not limited to those set forth on Schedule 1.5A (the "Cox Intangible Assets", and together with the Cox Tangible Personal Property, the Cox Records, the Cox Real Property, the Cox Contracts, and the Cox Licenses: the "Cox Assets"). At the Closing, GCI shall assign to Cox, free and clear of all Permitted Liens, and Cox shall accept from GCI, all of GCI's right, title and interest in and to the patents, patent applications, trademarks, trade names, service marks, and copyright registrations or copyright applications and any other intangible assets used in connection with the GCI Stations, including but not limited to those set forth on Schedule 1.5B (the "GCI Intangible Assets", and together with the GCI Tangible Personal Property, the GCI Records, the GCI Real Property, the GCI Contracts, and the GCI Licenses: the "GCI Assets").

                  1.6 VALUE OF EXCHANGED ASSETS. As permitted by Section 1031 of the Code and regulations promulgated thereunder, (i) the GCI Tangible Personal Property shall be exchanged for the Cox Tangible Personal Property,
(ii) the GCI Real Property shall be exchanged for the Cox Real Property and
(iii) the GCI Contracts, Licenses and Intangible Assets shall be exchanged for the Cox Contracts, Licenses and Intangible Assets. The parties shall use their best efforts to determine by an independent, qualified appraisal the value of the GCI Assets and the Cox Assets (including appropriate valuations of the categories of assets included in the preceding sentence) not later than 90 days after the Closing Date. GCI and Cox shall not take any position inconsistent with such valuations, will file all returns and reports with respect to the transaction contemplated by this Agreement, including all federal, state and local returns on a basis consistent with such valuations, and each promptly shall give to the other notice of any disallowance of or challenge to such reporting by any taxing authority.

                  1.7 EXCLUDED ASSETS. The Cox Assets shall include all assets used or held for use in the operation of the Cox Stations by Cox or any affiliated entity, and the GCI Assets shall include all assets used or held for use in the operation of the GCI Stations by GCI or any affiliated entity, except the parties agree and acknowledge that (i) the Cox Assets shall not include the assets set forth on Schedule 1.7A, and (ii) the GCI Assets shall not include the assets set forth on Schedule 1.7B.

                  1.8 ASSUMPTION OF LIABILITIES. Except as provided in SECTION 4.1(C), GCI shall not assume or become obligated to perform any debt, liability or obligation of Cox whatsoever, and Cox shall not assume or become obligated to perform any debt, liability or obligation of GCI whatsoever, including (i) any obligations or liabilities under any contract, lease or agreement other than the Cox Contracts or the GCI Contracts, (ii) any obligations or liabilities under the Cox Contracts or the GCI Contracts relating to the period prior to the Closing; (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing, (iv) any insurance policies of GCI or Cox, (v) any obligations or liabilities arising under capitalized leases or other financing agreements, (vi) any obligations or liabilities of Cox or GCI under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements, except as provided in SECTION 7.11, (vii) any obligation to any employee of the Stations for severance benefits, vacation time, or sick leave, except as provided in SECTION 7.11, (viii) any liability for any taxes attributable to the Cox Assets or the GCI Assets or the operations of the Stations on or prior to the Closing, or (ix) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Cox or GCI prior to the Closing. All such obligations and liabilities shall remain and be the obligations and liabilities solely of Cox or GCI, as the case may be.

                  1.9 SECTION 1031. Notwithstanding any provision to the contrary in this Agreement, GCI and Cox agree that the exchange of the Stations contemplated hereby shall be accomplished in a manner enabling the transfer of the Cox Assets and GCI Assets to qualify as a like-kind exchange of property within the meaning of Section 1031 of the Code, including but not limited to, the assignment of this Agreement by Cox to a qualified intermediary in order that the acquisition of additional replacement property for the Cox Assets may be accomplished as a deferred exchange pursuant to applicable Treasury Regulations. Cox covenants with and warrants to GCI, and GCI covenants with and warrants to Cox, that (a) in no tax return hereafter filed by Cox or any affiliate of Cox, or by GCI or any affiliate of GCI, or any of their respective representatives, successors or assigns, will Cox or GCI or any of their respective representatives, successors or assigns, treat any such exchange inconsistently with or differently than a "like-kind" exchange within the meaning of Section 1031 of the Code, and (b) in no tax audit, tax examination, tax review or tax litigation will Cox or any affiliate of Cox, or GCI or any affiliate of GCI, or any of their respective representatives, successors or assigns, treat any such exchange inconsistently with or differently than a "like-kind" exchange within the meaning of Section 1031 of the Code. Each party agrees to cooperate with the other party in order that Cox, GCI and the qualified intermediary may effectuate a tax-deferred exchange of like-kind property pursuant to Section 1031 of the Code. The parties agree to execute such agreements and other documents as may be necessary to complete and otherwise effectuate the tax-deferred exchange.

         2. CASH PAYMENT. At the Closing, GCI shall pay or cause to be paid to the qualified intermediary the sum of Twenty Million Dollars ($20,000,000), subject to adjustment pursuant to SECTION 4.2, by federal wire transfer of immediately available funds pursuant to wire transfer instructions to be delivered by Cox to GCI at least two (2) days prior to the Closing.

         3. INTENTIONALLY OMITTED.

         4. CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036, on a date to be agreed upon by the parties that is not later than the fifteenth
(15th) business day following the later of: (i) the date upon which the consent of the FCC to the assignment of the Cox and GCI FCC Licenses has become a Final Order (as defined herein); or (ii) the date upon which the consent of the FCC to the renewal of the Cox FCC Licenses has become a Final Order (as defined herein), or at such other time (in any event, the "Closing Date") as shall be agreed upon in writing by Cox and GCI. On the Closing Date, Cox and GCI shall be prepared to effectuate the transfer of the Stations in a manner which enables the transfer to qualify as a like-kind exchange of property within the meaning of Section 1031 of the Code.

           4.1 CLOSING DELIVERIES.  At the Closing:

               (a) Cox shall execute and deliver to GCI a Bill of Sale in form and substance reasonably acceptable to GCI, pursuant to which Cox shall convey to GCI good and marketable title to the Cox Tangible Personal Property, and GCI shall execute and deliver to Cox a Bill of Sale in form and substance reasonably acceptable to Cox, pursuant to which GCI shall convey to Cox good and marketable title to the GCI Tangible Personal Property;

               (b) Cox shall execute and deliver to GCI a deed and such other transfer documents in form and substance reasonably acceptable to GCI pursuant to which Cox shall convey to GCI good and marketable title to the Cox Real Property, and GCI shall execute and deliver to Cox a deed and such other transfer documents in form and substance reasonably acceptable to Cox pursuant to which GCI shall convey to Cox good and marketable title to the GCI Real Property;

               (c) The parties shall execute and deliver to each other (i) an Assignment and Assumption of Contracts in form and substance reasonably acceptable to the parties, pursuant to which Cox shall assign to GCI, and GCI shall accept assignment of, all of Cox's rights and privileges and assume all obligations of Cox under the Cox Contracts, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date, and (ii) an Assignment and Assumption of Contracts in form and substance reasonably acceptable to the parties pursuant to which GCI shall assign to Cox, and Cox shall accept assignment of, all of GCI's rights and privileges and assume all obligations of GCI under the GCI Contracts, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date;

               (d) The parties shall execute and deliver to each other (i) an Assignment of Licenses and Permits in form and substance reasonably acceptable to the parties pursuant to which Cox shall assign to GCI, and GCI shall accept assignment of, all of Cox's right, title and interest in and to the Cox Licenses, and (ii) an Assignment of Licenses and Permits in form and substance reasonably acceptable to the parties pursuant to which GCI shall assign to Cox, and Cox shall accept assignment of, all of GCI's right, title and interest in and to the GCI Licenses;

               (e) The parties shall execute and deliver to the other (i) an Assignment of Intangibles in form and substance reasonably acceptable to the parties, pursuant to which Cox shall assign to GCI all of Cox's and Cox Holdings, Inc.'s right, title and interest in and to the Cox Intangible Assets, and (ii) an Assignment of Intangibles in form and substance reasonably acceptable to the parties, pursuant to which GCI shall assign to Cox all of GCI's right, title and interest in and to the GCI Intangible Assets;

               (f) Cox shall deliver to GCI Uniform Commercial Code ("UCC") lien searches from Kane, Cook and DuPage Counties, Illinois, and the Illinois Secretary of State dated as of a date not more than fifteen (15) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the Cox Assets, other than security interests or other filings which will be released at Closing, and (ii) GCI shall deliver to Cox UCC lien searches from Orange County, Florida, and the Florida Secretary of State dated as of a date not more than fifteen (15) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the GCI Assets, other than security interests or other filings which will be released at Closing; and

           4.2 PRORATIONS.

               (a) Except as otherwise provided herein or in the Time Brokerage Agreements, all income and expenses arising from the conduct of the business and operations of the Cox Stations and the GCI Stations and shall be prorated between Cox and GCI in accordance with generally accepted accounting principles as of 12:01 a.m., on the Closing Date. Such prorations shall include, without limitation, all ad valorem and applicable property taxes (but excluding sales taxes covered by SECTION 20 of this Agreement), business and license fees, annual FCC regulatory fees, power and utility expenses, rents (excluding amounts paid as capital expenditures in connection with real property, whether leased or owned), and similar prepaid and deferred items attributable to the ownership and operation of the Stations. The parties shall provide each other a list of all known proratable items and payables for the Stations at least five
(5) days before the Closing Date;

               (b) The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on and as of the Closing Date. As to those prorations and adjustments not reasonably capable of being ascertained on the Closing Date, adjustments and prorations shall be made in accordance with the procedures set forth in SECTIONS 4.2(C) and 4.2(D);

               (c) Within ninety (90) days of the Closing Date, Cox shall deliver to GCI a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) (the "Orlando Proration Schedule"). The Orlando Proration Schedule shall be conclusive and binding upon GCI unless GCI provides Cox with written notice of objection (the "Notice of Disagreement") within thirty (30) days after GCI's receipt of the Orlando Proration Schedule, which notice shall state the prorations of expenses proposed by GCI ("GCI's Proration Amount"). Cox shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject GCI's Proration Amount. If Cox rejects GCI's Proration Amount, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days to the office of Arthur Andersen (the "Referee") for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on Cox and GCI. GCI and Cox agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between GCI and Cox. Payment by GCI or Cox, as the case may be, of the proration amounts determined pursuant to this SECTION 4.2(C) shall be due fifteen (15) days after the last to occur of (i) GCI's acceptance of the Orlando Proration Schedule or failure to give Cox a timely

Notice of Disagreement; (ii) Cox's acceptance of GCI's Proration Amount or failure to reject GCI's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement; (iii) Cox's rejection of GCI's Proration Amount in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to Cox and GCI of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000);

               (d) Within ninety (90) days of the Closing Date, GCI shall deliver to Cox a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) ("the Chicago Proration Schedule"). The Chicago Proration Schedule shall be conclusive and binding upon Cox unless Cox provides GCI with a Notice of Disagreement within thirty (30) days after Cox's receipt of the Chicago Proration Schedule, which notice shall state the prorations of expenses proposed by Cox ("Cox's Proration Amount"). GCI shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject Cox's Proration Amount. If GCI rejects Cox's Proration Amount, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days to the office of Arthur Andersen (the "Referee") for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on GCI and Cox. Cox and GCI agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between Cox and GCI. Payment by Cox or GCI, as the case may be, of the proration amounts determined pursuant to this
SECTION 4.2(D) shall be due fifteen (15) days after the last to occur of (i) Cox's acceptance of the Chicago Proration Schedule or failure to give GCI a timely Notice of Disagreement; (ii) GCI's acceptance of Cox's Proration Amount or failure to reject Cox's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement; (iii) GCI's rejection of Cox's Proration Amount in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to GCI and Cox of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000); and

               (e) Any payment required by Cox to GCI or by GCI to Cox, as the case may be, under SECTION 4.2(C) or 4.2(D) shall be paid by wire transfer of immediately available funds to the account of the payee with a financial institution in the United States as designated by such party in the Chicago or Orlando Proration Schedule, as the case may be, or the Notice of Disagreement (or by separate notice in the event a Notice of Disagreement is not sent). If either Cox or GCI fails to pay when due any amount under SECTION 4.2(C) or 4.2(D), interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percent (2%), and such interest shall be payable upon demand.

         4.3 FURTHER ASSURANCES. At the Closing, and from time to time after the Closing, Cox will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as GCI reasonably may request in order to more effectively transfer, convey, assign, and deliver to GCI, and to place GCI in possession and control of, any of the Cox Assets, and GCI will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Cox reasonably may request in order to more effectively transfer, convey, assign, and deliver to Cox, and to place Cox in possession and control of, any of the GCI Assets.

         5. REPRESENTATIONS AND WARRANTIES OF COX. Cox hereby represents and warrants to GCI as follows.

         5.1 ORGANIZATION; GOOD STANDING. Cox (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is qualified to do business as a foreign corporation and is in good standing under the laws of the State of Illinois; (iii) on or prior to the Closing Date will be qualified to do business as a foreign corporation under the laws of the State of Florida; and (iv) has all requisite corporate power and authority to own and operate the Cox Assets, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder.

         5.2 AUTHORITY. Cox has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to Cox has been taken to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cox and constitutes the valid and binding obligation of Cox, enforceable against Cox in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the rights of creditors generally and general principles of equity. Except as expressly provided in this Agreement or any Schedule hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Cox of this Agreement in accordance with its terms will not require the approval or consent of or notice to any foreign, federal, state, county, local or other governmental or regulatory body.

         5.3 NO BREACH OR VIOLATION. Except as set forth on Schedule 5.3, the execution and delivery by Cox of this Agreement, the consummation by Cox of the transactions contemplated hereby, and compliance by Cox with the terms hereof, do not and will not:

               (i) violate or result in the breach of or contravene any of the terms, conditions or provisions of, or constitute a default under, Cox's Certificate of Incorporation or Bylaws, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Cox or its assets and properties; or

               (ii) except for those consents listed in Schedule 5.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or other contract, agreement or instrument, to which Cox is a party or by which it is bound; or

               (iii) cause the suspension or revocation of any of the Cox Licenses.

         5.4 APPROVALS. Except as set forth on Schedule 5.4 and except for the consent of the FCC, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Cox to execute and deliver this Agreement and to perform its obligations hereunder.

          5.5 NO LITIGATION. Except as set forth on Schedule 5.5, there are no actions, suits, investigations or proceedings pending or, to the best of Cox's knowledge, threatened against or affecting the Cox Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of Cox to perform its obligations hereunder or would impair or hinder the ability or right of GCI to operate the Cox Stations after the Closing in the manner heretofore operated by Cox.

          5.6 BROKERAGE. Cox has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and to the best of Cox's knowledge, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

          5.7 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as specified on Schedule 5.7, and except for Permitted Liens, Cox has good title to the Cox Tangible Personal Property free and clear of all Liens. All of the Cox Tangible Personal Property is in a good state of repair and operating condition subject to normal repair, maintenance and replacement. All of the technical equipment included in the Cox Tangible Personal Property is in a good state of repair and operating condition (ordinary wear and tear excepted) and complies in all material respects with all applicable FCC rules and regulations, the Communications Act of 1934, as amended (the "Act"), and all other applicable laws, rules, regulations, and ordinances. Except as set forth on Schedule 5.7, Cox owns, directly or indirectly, all assets, properties, rights, franchises, claims and agreements of every kind and description used to conduct the business and operations of the Cox Stations as they are presently conducted.

          5.8 TITLE TO AND CONDITION OF REAL PROPERTY. Schedule 1.2A lists all of the Cox Real Property used in the operation of the Cox Stations, and Cox has good and marketable title, or valid and subsisting leasehold interests, in and to the Cox Real Property. All of the Cox Real Property is owned free and clear of all Liens except for Permitted Liens. Except as disclosed on Schedule 5.8, with respect to each leasehold or subleasehold interest included in the Cox Real Property, so long as Cox fulfills its obligations under the lease therefor, Cox has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Cox's leasehold or subleasehold interest.

All improvements on the Cox Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the Cox Stations operating thereon as presently conducted, except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such Cox Real Property. All such improvements are in good working condition and repair, are insurable at standard rates, and comply in all material respects with FCC rules and regulations and all other applicable Federal, state and local statutes, ordinances and regulations. All of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the Cox Real Property are located entirely on the Cox Real Property. Cox has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Cox Real Property.

          5.9 COX CONTRACTS. Except for (a) contracts or commitments for the sale of advertising time for cash at prevailing rates, and (b) contracts or commitments involving less than Twenty-Five Thousand Dollars ($25,000) individually per year or One Hundred Thousand Dollars ($100,000) in the aggregate per year, Schedule 1.3A lists all of the Cox Contracts and all trade and barter agreements currently in effect as they relate to the business or operation of the Cox Stations as of the date of this Agreement. Except as set forth on Schedule 5.9, each Cox Contract is valid and binding (except to the extent that the invalidity or nonbinding nature of any Cox Contract would not have a material adverse effect on Cox) and is in full force and effect in accordance with its terms. Cox has not granted any material waivers of or forebearances under the Cox Contracts, and, to the best of Cox's knowledge, no third party is in material default in the performance of any of its obligations under any such Cox Contract, and no event or circumstance has occurred, which, with the giving of notice or the lapse of time or both, would constitute a material default by Cox under any Cox Contract. Except for those consents listed on Schedule 5.3, no consents of any third party are necessary to permit the assignment by Cox of the Cox Contracts to GCI and such assignment will not affect the validity or enforceability of any such Cox Contract or cause any material change in the substantive terms thereof.

          5.10 LICENSES. Schedule 1.4A accurately and completely lists all material authorizations, licenses, permits and franchises of any private entity or public or governmental body granted or assigned to Cox with respect to the Cox Stations. All of the Cox Licenses are validly issued and in full force and effect and Cox has full power and authority to operate the Cox Stations thereunder. Cox holds all authorizations, licenses, permits and franchises necessary to enable it to conduct its business of operating the Cox Stations in all material respects as presently conducted. Except for the need to obtain a waiver of the FCC's One-To-A- Market Rule (47 C.F.R. ss. 73.3555(c)), to the best of its knowledge, Cox is qualified legally, financially and otherwise to become the assignee of the GCI FCC Licenses, under the Act, and the rules and regulations of the FCC as in effect on the date of this Agreement.

          5.11 INTANGIBLE ASSETS. Other than as set forth on Schedule 1.5A, there are no material patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications licensed or used by or registered in the name of Cox or Cox Holdings, Inc. which apply to the Cox Stations. To the best of Cox's knowledge, Cox

Holdings, Inc. owns all right and interest in, and right and authority to use in connection with the conduct of the business of the Cox Stations as presently conducted, free and clear of all Liens and without infringing on the rights of any party, all of the Cox Intangible Assets. To the best of Cox's knowledge, there are no outstanding or threatened judicial or adversary proceedings with respect to the Cox Intangible Assets.

          5.12 FCC COMPLIANCE. Except as shown on Schedule 5.12, the Cox Stations have been operated at all times by Cox in material accordance with the terms of the Cox FCC Licenses, the Communications Act of 1934, as amended (the "Communications Act"), and all applicable rules, regulations and policies of the FCC. Cox has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the Cox Stations. The Cox FCC Licenses are valid and in full force and effect. Except as shown on Schedule 5.12, no application, action or proceeding is pending for the renewal or modification of any of the Cox FCC Licenses and, to the best of Cox's knowledge, there is not now issued or outstanding any investigation or material complaint against Cox at the FCC as of the date of this Agreement relating to the Cox Stations. Except as disclosed on Schedule 5.12, there is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the Cox Stations. All fees payable to governmental authorities pursuant to the Cox FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have a material adverse effect on the business or financial condition of the Cox Stations.

          5.13 COMPLIANCE WITH LAWS. Cox has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the Cox Stations in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any agency or authority which permits, or would permit, revocation, modification or termination of any governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the Cox Stations, Cox is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

          5.14 ENVIRONMENTAL MATTERS. Without limiting the generality of
SECTION 5.13, except as disclosed on Schedule 5.14, to the best of Cox's knowledge, all of the Cox Real Property is free of any substantial amounts of
(1) waste or debris; (2) "hazardous waste" as defined by the Resource Conservation and Recovery Act as amended from time to time ("RCRA"), or any "hazardous substance" as defined in the statutes of Illinois, as amended from time to time, and regulations promulgated thereunder, or as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (3) any substance the presence of which on the Cox Real Property is prohibited by any federal, state or local environmental law;

and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal. Without limiting the generality of the foregoing, except as disclosed on Schedule 5.14, to the best of Cox's knowledge, there are no installations on the Cox Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Cox.

          5.15 INSURANCE. The insurable properties relating to the business of the Cox Stations and the conduct of the business of the Cox Stations are, and will be until the Closing Date, in the reasonable judgment of Cox, adequately insured.

          5.16 BULK SALES. The provisions of the Bulk Sales laws of the State of Illinois do not apply to the transfer of the Cox Assets in accordance with the terms of this Agreement.

          5.17 ACCURACY OF INFORMATION FURNISHED. No statement by Cox contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact.

          5.18 CONDUCT OF BUSINESS IN ORDINARY COURSE. Between December 31, 1995 and the date hereof, Cox has conducted the business and operations of the Cox Stations only in the ordinary course and substantially consistent with past practice and has not:

               (a) suffered any material adverse change in the business, assets, properties, financial condition or prospects of Cox pertaining to the Cox Stations, including any damage, destruction or loss affecting the Cox Assets; or

               (b) made any sale, assignment, lease or other transfer of any of Cox's properties used in connection with the Cox Stations other than in the ordinary course of business and consistent with past practices except for the sale to BIG Broadcasting of the FM radio transmission tower located in DuPage County, Illinois.

          5.19 TAXES. Cox has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and Cox has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by Cox to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of Cox's knowledge, threatened pursuant to which Cox is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to GCI as transferee of the business of the Cox Stations, and no event has occurred that could impose on GCI any transferee liability for any taxes, penalties, or interest due or to become due from Cox.

          5.20 PERSONNEL.

               (a) All of Cox's Employee Plans and Compensation Arrangements are listed in Schedule 5.20, and complete and accurate copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to GCI, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Schedule 5.20 also includes a description of any unwritten Employee Plans or Compensation Arrangements. Schedule 5.20 also contains a true and complete list of all employees of the Cox Stations, their job descriptions, dates of hire and amounts and dates of last salary increase as of the date of this Agreement.

               (b) Each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. Cox is not aware of any pending governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the best of Cox's knowledge, threatened against any of such plans or arrangements, and Cox possesses no knowledge of any facts which could give rise to any such action, suit or claim.

               (c) Cox does not contribute to and is not required to contribute to any Multi-employer Plan with respect to the employees of the Cox Stations, and neither Cox nor any other trade or business under common control with Cox (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

               (d) Except as described in Schedule 5.20, neither Cox nor any other trade or business under common control with Cox (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to employees of Cox at the Cox Stations upon their retirement.

               (e) Except as described in Schedule 5.20, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no prohibited transaction, within the definition of section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject Cox to any liability that could become a liability of GCI; and (iii) all contributions, premiums or payments accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the Cox prior to the Closing.

               (f) For purposes of this Section, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Cox or any entity related to Cox (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which Cox or any entity related to Cox (under the terms of Section 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the Cox Stations; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to persons employed or previously employed at the Cox Stations any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which Cox or any entity related to Cox (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.

          5.21 LABOR RELATIONS. Cox is not a party to or subject to any collective bargaining agreements with respect to the Cox Stations. Cox has no written or oral contracts of employment with any employee of the Cox Stations, other than those listed in Schedule 1.3A. Cox has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of Cox's knowledge, threatened, between it and any employee (singly or collectively) of the Cox Stations. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Cox Stations. There is no union campaign being conducted to represent employees of the Cox Stations or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Cox Stations.

          5.22 FINANCIAL STATEMENTS. Schedule 5.22 contains true and complete copies of the unaudited balance sheet of the Cox Stations as at December 31, 1995, and an unaudited statement of income and expenses of the Cox Stations for the one-year period ending December 31, 1995, as well as unaudited statements of income and expenses of the Cox Stations for each of the calendar months in 1996 prior to May (the "Cox Financial Statements"). The Cox Financial Statements were prepared in accordance with the books and records of Cox in conformity with generally accepted accounting principles consistent with past practices (except for normal year-end adjustments) and fairly present the results of operations of the Cox Stations for the respective periods covered thereby.

          5.23 DEFINITION OF KNOWLEDGE. For the purposes of this Agreement, "to the best of Cox's knowledge" or any similar formulation thereof means to the actual knowledge of Robert F. Neil, Michael Disney and John Valenta, after due inquiry in the respective areas of their responsibility, and "to the best of CBI's knowledge" or any similar formulation thereof means to the actual knowledge of Nicholas D. Trigony, Robert F. Neil, John F. Swanson and Andrew A. Merdek, after due inquiry in the respective areas of their responsibility.

          5.24 CBI REPRESENTATION AND WARRANTY. CBI hereby represents and warrants that, to the best of its knowledge, the representations and warranties of Cox contained in this SECTION 5 are true and correct.

          6. REPRESENTATIONS AND WARRANTIES OF GCI. GCI hereby represents and warrants to Cox as follows.

          6.1 ORGANIZATION; GOOD STANDING. GCI (i) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) is qualified to do business as a foreign corporation and is in good standing under the laws of the State of Florida; (iii) on or prior to the Closing will be qualified to do business as a foreign corporation and will be in good standing under the laws of the State of Illinois; and (iv) has all requisite corporate power and authority to own and operate the GCI Assets, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder.

          6.2 AUTHORITY. GCI has the full right and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions provided for herein. All required corporate action with respect to GCI has been taken to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by GCI and constitutes the valid and binding obligation of GCI, enforceable against GCI in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the rights of creditors generally and general principles of equity. Except as expressly provided in this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by GCI of this Agreement in accordance with its terms will not require the approval or consent of or notice to any foreign, federal, state, county, local or other governmental or regulatory body.

          6.3 NO BREACH OR VIOLATION. Except as set forth on Schedule 6.3, the execution and delivery by GCI of this Agreement, the consummation by GCI of the transactions contemplated hereby, and compliance by GCI with the terms hereof, do not and will not:

               (i) violate or result in the breach of or contravene any of the terms, conditions or provisions of, or constitute a default under, GCI's Certificate of Incorporation or Bylaws, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to GCI or its assets and properties; or

               (ii) except for those consents listed in Schedule 6.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or other contract, agreement or instrument, to which GCI is a party or by which it is bound; or

               (iii) cause the suspension or revocation of any of the GCI Licenses.

          6.4 APPROVALS. Except as set forth on Schedule 6.4 and except for the consent of the FCC, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit GCI to execute and deliver this Agreement and to perform its obligations hereunder.

          6.5 NO LITIGATION. Except as set forth on Schedule 6.5, there are no actions, suits, investigations or proceedings pending or, to the best of GCI's knowledge, threatened against or affecting the GCI Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of GCI to perform its obligations hereunder or would impair or hinder the ability or right of Cox to operate the GCI Stations after the Closing in the manner heretofore operated by GCI.

          6.6 BROKERAGE. GCI has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to the best of GCI's knowledge, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

          6.7 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as specified on Schedule 6.7:

               (a) except for Permitted Liens, GCI has good title to the GCI Tangible Personal Property free and clear of all Liens;

               (b) all of the GCI Tangible Personal Property is in a good state of repair and operating condition subject to normal repair, maintenance and replacement;

               (c) all of the technical equipment included in the GCI Tangible Personal Property is in a good state of repair and operating condition (ordinary wear and tear excepted) and complies in all material respects with all applicable FCC rules and regulations, the Act and all other applicable laws, rules, regulations, and ordinances; and

               (d) GCI owns, directly or indirectly, all assets, properties, rights, franchises, claims and agreements of every kind and description used to conduct the business and operations of the GCI Stations as they are presently conducted.

          6.8 TITLE TO AND CONDITION OF REAL PROPERTY. Schedule 1.2B lists all of the GCI Real Property used in the operation of the GCI Stations, and GCI has good and marketable title, or valid and subsisting leasehold interests, in and to the GCI Real Property. Except as disclosed on Schedule 6.8, all of the GCI Real Property is owned free and clear of all Liens except for Permitted Liens, and with respect to each leasehold or subleasehold interest included in the GCI Real Property, so long as GCI fulfills its obligations under the lease therefor, GCI has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon GCI's leasehold or subleasehold interest. All improvements on the GCI Real Property are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operation of the GCI Stations operating thereon as presently conducted, except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such GCI Real Property. All such improvements are in good working condition and repair, are insurable at standard rates, and comply in all material respects with FCC rules and regulations and all other applicable Federal, state and local statutes, ordinances and regulations. Except as disclosed on Schedule 6.8, all of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the GCI Real Property are located entirely on the GCI Real Property. GCI has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the GCI Real Property. With respect to each parcel of GCI Real Property that GCI owns, (i) GCI has obtained and delivered to Cox, at Cox's expense, a commitment for an ALTA Owner's Policy of Title Insurance Form B-1987, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by GCI), insuring title to such parcel, subject only to liens or encumbrances expressly permitted by this Agreement, and (ii) GCI has procured and delivered to Cox, at Cox's expense, a current survey of each parcel of GCI Real Property that GCI owns and for which a title insurance policy has been procured, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

          6.9 CONFLICT WITH GCI CONTRACTS. Except for (a) contracts or commitments for the sale of advertising time for cash at prevailing rates, and
(b) contracts or commitments involving less than Twenty-Five Thousand Dollars ($25,000) individually per year or One Hundred Thousand Dollars in the aggregate per year, Schedule 1.3B lists all of the GCI Contracts and all trade and barter agreements currently in effect as they relate to the business or operation of the GCI Stations as of the date of this Agreement. Except as set forth on Schedule 6.9, each GCI Contract is valid and binding (except to the extent that the invalidity or nonbinding nature of any GCI Contract would not have a material adverse effect on GCI) and is in full force and effect in accordance with its terms. GCI has not granted any material waivers of or forebearances under the GCI Contracts, and, to the best of GCI's knowledge, no third party is in material default in the performance of any of its obligations under any such GCI Contract, and no event or circumstance has occurred, which, with the giving of notice or the lapse of time or both, would constitute a material default by GCI under any GCI Contract. Except for those consents listed on Schedule 6.3, no consents of any third party are necessary to permit the assignment by GCI of the GCI Contracts to Cox and such assignment will not affect the validity or enforceability of any such GCI Contract or cause any material change in the substantive terms thereof.

          6.10 LICENSES. Schedule 1.4B accurately and completely lists all material authorizations, licenses, permits and franchises of any private entity or public or governmental body granted or assigned to GCI with respect to the GCI Stations. All of the GCI Licenses are validly issued and in full force and effect and GCI has full power and authority to operate the GCI Stations thereunder. GCI holds all authorizations, licenses, permits and franchises necessary to enable it to conduct its business of operating the GCI Stations in all material respects as presently conducted. To the best of its knowledge, GCI is qualified legally, financially and otherwise to become the assignee of the Cox FCC Licenses, under the Act, and the rules and regulations of the FCC as in effect on the date of this Agreement.

          6.11 INTANGIBLE ASSETS. Other than as set forth on Schedule 1.5B, there are no material patents, patent applications, trademarks, trade names, service marks, copyright registrations or copyright applications licensed or used by or registered in the name of GCI which apply to the GCI Stations. To the best of GCI's knowledge, GCI owns all right and interest in, and right and authority to use in connection with the conduct of the business of the GCI Stations as presently conducted, free and clear of all Liens and without infringing on the rights of any party, all of the GCI Intangible Assets. To the best of GCI's knowledge, there are no outstanding or threatened judicial or adversary proceedings with respect to the GCI Intangible Assets.

          6.12 FCC COMPLIANCE. Except as shown on Schedule 6.12, the GCI Stations have been operated at all times by GCI in material accordance with the terms of the GCI FCC Licenses, the Communications Act, and all applicable rules, regulations and policies of the FCC. GCI has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the GCI Stations. The GCI FCC Licenses are valid and in full force and effect. Except as shown on Schedule 6.12, no application, action or proceeding is pending for the renewal or modification of any of the GCI FCC Licenses and, to the best of GCI's knowledge, there is not now issued or outstanding any investigation or material complaint against GCI at the FCC as of the date of this Agreement relating to the GCI Stations. There is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the GCI Stations. All fees payable to governmental authorities, including FCC annual regulatory fees, pursuant to the GCI FCC Licenses have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have a material adverse effect on the business or financial condition of the GCI Stations.

          6.13 COMPLIANCE WITH LAWS. GCI has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the GCI Stations in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any such agency or authority which permits, or would permit, revocation, modification or termination of any such governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the GCI Stations, GCI is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

          6.14 ENVIRONMENTAL MATTERS. Without limiting the generality of
SECTION 6.13, except as disclosed on Schedule 6.14, to the best of GCI's knowledge, all of the GCI Real Property is free of any substantial amounts of
(1) waste or debris; (2) "hazardous waste" as defined by RCRA, or any "hazardous substance" as defined in the statutes of Florida, as amended from time to time, and regulations promulgated thereunder, or as defined by CERCLA, and regulations promulgated thereunder; (3) any substance the presence of which on the GCI Real Property is prohibited by any federal, state or local environmental law; and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal. Without limiting the generality of the foregoing, except as disclosed on Schedule 6.14, to the best of GCI's knowledge, there are no installations on the GCI Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against GCI. GCI has delivered to Cox a Phase I environmental survey of the GCI Real Property owned by GCI.

          6.15 INSURANCE. The insurable properties relating to the business of the GCI Stations and the conduct of the business of the GCI Stations are, and will be until the Closing Date, in the reasonable judgment of GCI, adequately insured.

          6.16 BULK SALES. The provisions of the Bulk Sales laws of the State of Florida do not apply to the transfer of the GCI Assets in accordance with the terms of this Agreement.

          6.17 ACCURACY OF INFORMATION FURNISHED. No statement by GCI contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact.

          6.18 CONDUCT OF BUSINESS IN ORDINARY COURSE. Between December 31, 1995 and the date hereof, GCI has conducted the business and operations of the GCI Stations only in the ordinary course and substantially consistent with past practice and has not:

               (a) suffered any material adverse change in the business, assets, properties, financial condition or prospects of GCI pertaining to the GCI Stations, including any damage, destruction or loss affecting the GCI Assets; or

               (b) made any sale, assignment, lease or other transfer of any of GCI's properties used in connection with the GCI Stations other than in the ordinary course of business and consistent with past practices, except for (i) the sale by GCI's sole shareholder to Infinity of the capital stock of GCI, and
(ii) the merger of GCI Orange, Inc., GCI Orange II, Inc., GCI Orlando, Inc. and GCI Orlando II, Inc. into GCI.

          6.19 TAXES. GCI has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and GCI has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by GCI to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of GCI's knowledge, threatened pursuant to which GCI is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Cox as transferee of the business of the GCI Stations, and no event has occurred that could impose on Cox any transferee liability for any taxes, penalties, or interest due or to become due from GCI.

          6.20 PERSONNEL.

               (a) All of GCI's Employee Plans and Compensation Arrangements are listed in Schedule 6.20, and complete and accurate copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to Cox, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Schedule 6.20 also includes a description of any unwritten Employee Plans or Compensation Arrangements. Schedule 6.20 also contains a true and complete list of all employees of the GCI Stations, their job descriptions, dates of hire and amounts and dates of last salary increase as of the date of this Agreement.

               (b) Each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. GCI is not aware of any pending governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the best knowledge of GCI, threatened against any of such plans or arrangements, and GCI possesses no knowledge of any facts which could give rise to any such action, suit or claim.

               (c) GCI does not contribute to and is not required to contribute to any Multi-employer Plan with respect to the employees of the GCI Stations, and neither GCI nor any other trade or business under common control with GCI (within the meaning of Sections 414(b),

(c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

               (d) Except as described in Schedule 6.20, neither GCI nor any other trade or business under common control with GCI (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to employees of GCI at the GCI Stations upon their retirement.

               (e) Except as described in Schedule 6.20, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no prohibited transaction, within the definition of section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject GCI to any liability that could become a liability of GCI; and (iii) all contributions, premiums or payments accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the GCI prior to the Closing.

               (f) For purposes of this Section, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which GCI or any entity related to GCI (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which GCI or any entity related to GCI (under the terms of Section 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the GCI Stations; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to persons employed or previously employed at the GCI Stations any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which GCI or any entity related to GCI (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.

          6.21 LABOR RELATIONS. GCI is not a party to or subject to any collective bargaining agreements with respect to the GCI Stations. GCI has no written or oral contracts of employment with any employee of the GCI Stations, other than those listed in Schedule 1.3B. GCI has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of GCI's knowledge, threatened, between it and any employee (singly or collectively) of the GCI Stations. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the GCI Stations. There is no union campaign being conducted to represent employees of the GCI Stations or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the GCI Stations.

          6.22 FINANCIAL STATEMENTS. Schedule 6.22 contains true and complete copies of the unaudited balance sheet of the GCI Stations as at December 31, 1995, and an unaudited statement of income and expenses of the GCI Stations for the one-year period ending December 31, 1995, as well as unaudited statements of income and expenses of the GCI Stations for each of the calendar months in 1996 prior to May (the "GCI Financial Statements"). The GCI Financial Statements were prepared in accordance with the books and records of GCI in conformity with generally accepted accounting principles consistent with past practices (except for normal year-end adjustments) and fairly present the results of operations of the GCI Stations for the respective periods covered thereby.

          6.23 DEFINITION OF KNOWLEDGE. For the purposes of this Agreement, "to the best of GCI's knowledge" or any similar formulation thereof means to the actual knowledge of Mark Warlaymont and the GCI Stations' Chief Engineer, after due inquiry in the respective areas of their responsibility, and "to the best of Infinity's knowledge" or any similar formulation thereof means to the actual knowledge of Mel Karmazin and Farid Suleman after due inquiry in the respective areas of their responsibility.

          6.24 INFINITY REPRESENTATION AND WARRANTY. Infinity hereby represents and warrants that, to the best of its knowledge, the representations and warranties of GCI contained in this SECTION 6 are true and correct.

          7. COVENANTS OF THE PARTIES. The parties hereby covenant to each other as follows.

          7.1 FCC APPLICATIONS. Following the date of this Agreement, the parties shall proceed as expeditiously as practicable to file or cause to be filed an application with the FCC requesting consent to the assignment of the Cox FCC Licenses to GCI (the "Cox FCC Application") and an application with the FCC requesting consent to the assignment of the GCI FCC Licenses to Cox (the "GCI FCC Application"), such applications to be duly filed with the FCC by the parties contemporaneously as contingent applications. The parties agree that the Cox FCC Application and the GCI FCC Application (together, the "FCC Applications") shall be filed not later than ten (10) business days after the date of this Agreement, and that the FCC Applications shall be prosecuted by each party in good faith and with due diligence. Cox and GCI shall cooperate with each other in the preparation, filing and prosecution of the FCC

Applications. Should Cox or GCI become aware of facts which could reasonably be expected to affect or delay in a material and adverse manner, the FCC's grant of its consent to the FCC Applications, such party shall promptly notify the other party in writing and in accordance with the notices provisions set forth in SECTION 14. If the Closing shall not have occurred for any reason within the original effective period of the consent of the FCC to the FCC Applications, and neither party shall have terminated this Agreement under SECTION 10, the parties shall jointly request extensions of the effective period of the FCC consents. Each party shall bear its own FCC filings fees required to consummate the transactions contemplated hereby.

          7.2 CONDUCT OF BUSINESS. Prior to the Closing, each of the parties shall conduct the business and operations of the Stations owned by it in the ordinary course of business, consistent with current practice, and in accordance with the provisions of the Time Brokerage Agreements. Without limiting the generality of the foregoing, each of the parties agrees that, except as required or contemplated by this Agreement or the Time Brokerage Agreements or otherwise consented to or approved by the other party in writing, during the period commencing on the date of this Agreement and ending on the Closing Date, each party will, with respect to the Stations owned by it:

               (a) maintain the records relating to the business of the Stations owned by it in the usual, regular and ordinary manner, comply in all material respects with all laws and contractual obligations applicable to such Stations or to the conduct of the business of such Stations and perform all material obligations relating to the business of such Stations;

               (b) (i) operate the Stations owned by it in conformity with their respective FCC Licenses and any special temporary authority or program test authority issued thereunder, the Communications Act and the rules and regulations of any other governmental body with jurisdiction over such Stations and (ii) take all actions necessary to maintain the FCC Licenses for such Stations;

               (c) refrain from changing the frequency or format or making any material changes in studios or other structures of the Stations owned by it, except to the extent required by the rules and regulations of the FCC;

               (d) not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the Stations owned by it, or make any other material changes in such Stations' programming policies, except such changes as in the good faith judgment of such party are required by the public interest;

               (e) not (i) dispose of any of the Cox Assets or the GCI Assets, as the case may be (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Stations) or
(ii) modify or change in any material respect the Cox Contracts or the GCI Contracts;

               (f) notify the other party promptly if a Station's normal broadcast transmissions are interrupted or impaired for thirty (30) minutes or more for a period of five (5) consecutive days or for seven (7) days within any thirty (30) day period (except for normal maintenance) or for a period of six
(6) continuous hours or more;

               (g) not create, assume or permit to exist any Lien upon the Cox Assets or the GCI Assets, respectively, except for Permitted Liens;

               (h) not waive any material right relating to the Stations owned by it or any of the Cox Assets or GCI Assets, respectively;

               (i) except to the extent responsibility for the maintenance and use of the Cox Assets and GCI Assets has been delegated to the other party pursuant to the Time Brokerage Agreements, maintain all of the Cox Assets and GCI Assets, respectively, in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Cox Assets and GCI Assets, respectively, in a reasonable manner and maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Cox Assets or GCI Assets occurs, Cox and GCI, respectively, shall repair, replace, or restore such assets to their prior condition as represented in this Agreement as soon thereafter as possible, and shall use the proceeds of any claim under any insurance policy solely to repair, replace or restore any of such assets that are lost, damaged, impaired or destroyed;

               (j) maintain the existing insurance policies or comparable insurance policies on the Stations owned by it and the Cox Assets and GCI Assets, respectively; and

               (k) comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of such Stations.

         7.3 NO SOLICITATION OF THIRD PARTIES OR EMPLOYEES.

               (a) Neither party nor any of its subsidiaries, nor any of its directors, officers, employees, representatives or agents shall, directly or indirectly, solicit or initiate inquiries or proposals from, or enter into any agreement with respect to, or provide any confidential information to or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group concerning any sale to such party of all or substantially all of the assets of the Stations owned by it (whether directly or through a merger or sale of stock of Cox or GCI). The parties will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing.

               (b) For one (1) year from the Effective Date of the Time Brokerage Agreements, and except for the individuals listed on Schedule 7.3, neither party nor any of its subsidiaries, nor any of its directors, officers, employees, representatives or agents, shall directly or indirectly solicit for hire or hire any employee of the Stations owned by it prior to such Effective Date.

          7.4 ACCESS. Prior to the Closing, each party shall give to the other party and its representatives full and reasonable access during normal business hours to all of the party's properties, books, contracts, reports and records including financial information, in each case relating to such party's Stations, in order that the parties may have full opportunity to make such investigation as they desire of such Stations, and each party shall furnish the other party with such information as such other party may reasonably request in connection therewith. The rights of the parties under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of either party's Stations.

          7.5 INCONSISTENT ACTIONS. Prior to the Closing, neither Cox nor GCI shall take any action which is materially inconsistent with its obligations under this Agreement, or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

          7.6 COOPERATION. Each party shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and each party will use its best efforts to consummate the transactions contemplated hereby and to fulfill its obligations hereunder including without limitation, each party's obligation to ensure that the transactions contemplated hereby are accomplished in a manner enabling the transfer of the Cox Assets and GCI Assets to qualify as part of a like-kind exchange within the meaning of Section 1031 of the Code, including without limitation the manner in which the cash payment defined in Section 2 is made and the assets are transferred through a qualified intermediary under applicable Treasury Regulations.

          7.7 CONTROL OF THE STATIONS. Prior to Closing, neither party shall, directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the other party's Stations; those operations, including complete control and supervision of all Station programs, employees, and policies, shall be the sole responsibility of the Station's licensee.

          7.8 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Cox Assets from any cause whatsoever shall be borne by Cox at all times prior to the Closing. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the GCI Assets from any cause whatsoever shall be borne by GCI at all times prior to the Closing.

          7.9 THIRD PARTY CONSENTS. Between the date of this Agreement and the Closing, Cox and GCI shall use their respective reasonable efforts to obtain the consent of any third party necessary for the assignment of any contract or agreement to be assigned hereunder. In the event a consent or waiver required with respect to the assignment of a contract has not been obtained before the Closing, Cox or GCI (as the case may be) shall use its reasonable best efforts to provide the other party with the benefits of any such contract, including without limitation, permitting such other party to enforce any rights of Cox or GCI under such contract.

          7.10 INTENTIONALLY OMITTED.

          7.11 EMPLOYEE MATTERS.

               (a) Except for those employees hired by GCI or Cox, as the case may be, pursuant to the Time Brokerage Agreements, and except for those employees listed on Schedule 7.11, at the Closing, Cox shall offer employment to the employees of the GCI Stations, and GCI shall offer employment to the employees of the Cox Stations (employees who continue employment with GCI or Cox on or after the Closing Date are referred to herein as the "GCI Transferred Employees" or the "Cox Transferred Employees", as the case may be). During the period commencing on the Closing Date and ending on the one year anniversary of the Closing Date, the terms and conditions of the employment of the GCI Transferred Employees and the Cox Transferred Employees shall be at-will employment in the same positions, for the same direct cash compensation, with employee benefit plans which in the aggregate are substantially comparable to those currently provided to such employees. With respect to any welfare benefit plans (as defined in Section 3(1) of ERISA) for the benefit of Transferred Employees on or after the Closing Date, GCI or Cox, as the case may be, shall
(a) cause there to be waived any pre-existing condition limitations, and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and paid by, and amounts reimbursed to such GCI or Cox Transferred Employees, as the case may be, with respect to similar plans currently provided to such employees.

               (b) For purposes of determining the amount of any entitlement of any GCI or Cox Transferred Employee under any vacation policy currently maintained by Cox ("Cox Vacation Policy"), or any vacation policy currently maintained by GCI ("GCI Vacation Policy"), respectively, GCI and Cox will take into account and credit such employee's length of service with the Station's current owner as well as with the party acquiring such Station hereunder. With respect to any accrued but unused vacation to which any Cox Transferred Employee is entitled under the GCI Vacation Policy applicable to such employee prior to the Closing Date, and with respect to any accrued but unused vacation to which any GCI Transferred Employee is entitled under the Cox Vacation Policy applicable to such employee prior to the Closing Date, GCI or Cox, as the case may be, shall allow such employee to use such accrued vacation; provided, however, that if GCI or Cox, as the case may be, deems it necessary to disallow such employee from taking such accrued vacation, then GCI or Cox shall be liable for and pay in cash to each such employee an amount equal to such vacation time in accordance with the applicable vacation policy; provided, further, that GCI or Cox, as the case may be, shall be liable for and pay in cash an amount equal to such accrued vacation time to any Cox or GCI Transferred Employee whose employment terminates for any reason other than Cause prior to the one year anniversary of the Closing Date. "Cause" shall be limited to (i) willful action by a GCI or Cox Transferred Employee involving malfeasance or misconduct in connection with his employment, (ii) continuing refusal by a GCI or Cox Transferred Employee to substantially perform his duties under his employment agreement or pursuant to any lawful direction, as applicable, (after such employee has been notified of the duties or direction that he has failed to perform and been provided with an opportunity to perform such duties or direction), (iii) any breach by a GCI or Cox Transferred Employee of the provisions of his employment agreement, if any, or (iv) a GCI or Cox Transferred Employee's commission of any felony or any misdemeanor involving moral turpitude.

               (c) Cox and GCI agree that during the period commencing on the Effective Date of the Time Brokerage Agreements and ending on the one year anniversary of such Effective Date, for those employees of the GCI Stations that Cox has hired and those employees of the Cox Stations that GCI has hired pursuant to the Time Brokerage Agreements, Cox or GCI, as the case may be, will provide employee benefit plans which in the aggregate are substantially comparable to those currently provided by the Stations' current owner and in accordance with the terms and conditions of the Time Brokerage Agreements.

               (d) No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of GCI or Cox in respect of continued employment (or resumed employment) with GCI or with Cox or in respect of any other matter.

          7.12 COMPLIANCE WITH HSR ACT. If the transactions contemplated by this Agreement are subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the approval by the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ"), Cox and GCI will (i) each make such filings as are required under Title II of the HSR Act as soon as practicable but in no event later than ten (10) days following the date hereof, (ii) otherwise promptly comply with the applicable requirements under the HSR Act, including furnishing all information and filing all documents required thereunder, (iii) furnish to each other copies of those portions of the documents filed which are not confidential, and (iv) cooperate fully and use their best efforts to expedite compliance with the HSR Act. Cox and GCI shall each pay one-half of any filing fees with respect to any HSR filings required under this Section.

          8. CONDITIONS TO GCI'S OBLIGATIONS. Unless waived by GCI in writing, all obligations of GCI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

          8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Cox contained in SECTION 5 of this Agreement shall be true at and as of the Closing Date, as if made at and as of such date; Cox shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and GCI shall have received from Cox a certificate or certificates in such reasonable detail as GCI may reasonably request, signed by an officer of Cox and dated the Closing Date, to the foregoing effect.

          8.2 OPINION OF COUNSEL TO COX. Cox shall have delivered to GCI an opinion of its counsel, Dow, Lohnes & Albertson, dated the Closing Date, in the form attached as Exhibit I.

          8.3 APPROVALS OF GOVERNMENTAL AUTHORITIES. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

          8.4 NO ADVERSE PROCEEDINGS. No order shall have been issued by, and no suit, action or other proceeding against Cox shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if Cox reasonably determines that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

          8.5 CONSENTS. The consents designated as required consents on
Schedule 5.3 shall have been obtained.

          8.6 CLOSING DOCUMENTS. Cox shall have executed and delivered to GCI the documents required to be executed and delivered by it pursuant to
SECTION 4.

          8.7 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have occurred (i) any failure of the Cox Stations for any reason whatsoever to transmit in using their licensed facilities at full power for a consecutive period of forty-eight (48) hours or more (unless any other station in the Chicago, Illinois Arbitron metro survey area is not broadcasting for the same reason); (ii) any material adverse change in the assets of the Cox Stations (including, without limitation, damage, destruction or loss to or of any of the Cox Assets, unless covered by insurance); (iii) the filing of a petition in bankruptcy by or against Cox; or (iv) the termination, expiration, revocation or imposition of a materially adverse condition on the consent of the FCC to assignment of the Cox FCC Licenses or on any of the Cox FCC Licenses.

          8.8 FCC CONSENT. The FCC shall have given its consent to the FCC Applications and to the transactions contemplated hereby and such grant shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, and there shall be no petition for stay, reconsideration or administrative or judicial appeal or sua sponte action of the FCC with comparable effect pending, and the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC shall have expired (a "Final Order").

          8.9 RESOLUTIONS. Cox shall have delivered to GCI resolutions adopted by the Board of Directors, and, if required, the stockholder of Cox, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of Cox as being true and complete as of the Closing Date.

          8.10 TIME BROKERAGE AGREEMENTS. Cox shall have performed in all material respects all of its covenants and agreements required to be performed by it under the Time Brokerage Agreements.

          8.11 HSR ACT. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

          9. CONDITIONS TO COX'S OBLIGATIONS. Unless waived by Cox in writing in its sole discretion, all obligations of Cox under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

          9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of GCI contained in SECTION 6 of this Agreement shall be true at and as of the Closing Date, as if made at and as of such date; GCI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing; and Cox shall have received from GCI a certificate or certificates in such reasonable detail as Cox may reasonably request, signed by an officer of GCI and dated the Closing Date, to the foregoing effect.

          9.2 CASH PAYMENT. GCI shall have delivered or caused to be delivered to the qualified intermediary the Cash Payment described in SECTION 2.

          9.3 OPINION OF COUNSEL TO GCI. GCI shall have delivered to Cox an opinion of its corporate counsel, and its counsel, Leventhal, Senter & Lerman, dated the Closing Date, substantially in the form attached as Exhibit II.

          9.4 APPROVALS OF GOVERNMENTAL AUTHORITIES. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

          9.5 NO ADVERSE PROCEEDINGS. No order shall have been issued, and no suit, action or other proceeding against GCI shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if GCI reasonably determines that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

          9.6 CONSENTS. The consents designated as required consents on
Schedule 6.3 shall have been obtained.

          9.7 CLOSING DOCUMENTS. GCI shall have executed and delivered to Cox the documents required to be executed and delivered by it pursuant to
SECTION 4.

          9.8 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have occurred (i) any failure of the GCI Stations for any reason whatsoever to transmit in using their licensed facilities at full power for a consecutive period of forty-eight (48) hours or more (unless any other station in the Orlando, Florida Arbitron metro survey area is not broadcasting for the same reason); (ii) any material adverse change in the assets of the GCI Stations (including, without limitation, damage, destruction or loss to or of any of the GCI Assets, unless covered by insurance); (iii) the filing of a petition in bankruptcy by or against GCI; or (iv) the termination, expiration, revocation or imposition of a materially adverse condition on the consent of the FCC to assignment of the GCI FCC Licenses or on any of the GCI FCC Licenses.

          9.9 FCC CONSENT. The FCC shall have given its consent to the FCC Applications and the transactions contemplated hereby and such consent shall have become a Final Order.

          9.10 RESOLUTIONS. GCI shall have delivered to Cox resolutions adopted by the Board of Directors of GCI, and if required, the stockholder of GCI, authorizing and approving the execution and delivery of the transactions contemplated hereby, certified by the Secretary of GCI as being true and complete as of the Closing Date.

          9.11 TIME BROKERAGE AGREEMENTS. GCI shall have performed in all material respects all covenants and agreements required to be performed by it under the Time Brokerage Agreements.

          9.12 HSR ACT. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

          10. TERMINATION. This Agreement may be terminated by either Cox or GCI, if the terminating party is not then in material default, upon written notice to the other party, upon the occurrence of any of the following:

               (a) Conditions. If on the Closing Date any of the conditions precedent to the obligations of the terminating party set forth in this Agreement have not been satisfied or waived in writing by the terminating party.

               (b) Judgments. If there shall be in effect on the Closing Date any final judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

               (c) Upset Date. If the Closing shall not have occurred on or before June 1, 1997.

               (d) Breach. If the other party is in material breach of this Agreement and the breach remains uncured notwithstanding the opportunity to cure provisions of SECTION 11.7 hereof.

          11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.

          11.1 SURVIVAL. Except as otherwise specifically set forth herein, all representations and warranties contained in this Agreement shall survive the Closing for a period of six (6) months. The representations and warranties of Cox contained in (a) SECTION 5.7 pertaining to the condition of the Cox Tangible Personal Property; (b) SECTION 5.8 pertaining to the condition of the Cox Real Property; (c) SECTION 5.9 with respect to those Cox Contracts that are assigned to GCI pursuant to the terms of the Cox Time Brokerage Agreement; (d) the first and third sentences of SECTION 5.11; (e) SECTION 5.15; (f) SECTION 5.18; and (g) SECTION 5.20 shall not survive the Closing. The representations and warranties of GCI contained in (a) SECTION 6.7 pertaining to the condition of the GCI Tangible Personal Property; (b) SECTION 6.8 pertaining to the condition of the GCI Real Property; (c) SECTION 6.9 with respect to those GCI Contracts that are assigned to Cox pursuant to the terms of the GCI Time Brokerage Agreement; (d) the first and third sentences of SECTION 6.11; (e)
SECTION 6.15; (f) SECTION 6.18; and (g) SECTION 6.20 shall not survive the Closing. Any investigations by or on behalf of any party hereto shall not constitute waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation or warranty made by the party providing such notice or information or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

          11.2 INDEMNIFICATION BY COX. Notwithstanding the Closing, Cox hereby agrees, subject to SECTION 11.4(E), to indemnify and hold GCI harmless against and with respect to, and shall reimburse GCI for:

               (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by Cox contained herein or in any certificate, document, or instrument delivered to GCI hereunder.

               (b) Obligations. Any and all obligations of Cox not assumed by GCI pursuant to the terms of this Agreement.

               (c) Ownership. Any and all losses, liabilities, or damages resulting from (i) the operation or ownership of the Cox Stations prior to the Closing Date, including any and all liabilities arising under the Cox Licenses or the Cox Contracts which relate to events occurring prior to the Closing Date or (ii) the operation or ownership of the GCI Stations on and after the Closing Date, including any and all liabilities arising under the GCI Licenses or the GCI Contracts which relate to events occurring after the Closing Date.

               (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.3 LNDEMNIFICATION BY GCI. Notwithstanding the Closing, subject to
SECTION 11.4(E), GCI hereby agrees to indemnify and hold Cox harmless against and with respect to, and shall reimburse Cox for:

               (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by GCI contained herein or in any certificate, document, or instrument delivered to Cox hereunder.

               (b) Obligations. Any and all obligations of GCI not assumed by Cox pursuant to the terms of this Agreement.

               (c) Ownership. Any and all losses, liabilities, or damages resulting from (i) the operation or ownership of the GCI Stations prior to the Closing Date, including any and all liabilities arising under the GCI Licenses or the GCI Contracts which relate to events occurring prior to the Closing Date, or (ii) the operation or ownership of the Cox Stations on and after the Closing Date, including any and all liabilities arising under the Cox Licenses or the Cox Contracts which relate to events occurring after the Closing Date.

               (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.4 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

               (a) Notice. The party seeking indemnification (the "Claimant") shall promptly give notice to the indemnifying party (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim.

               (b) Investigation. With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within said 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

               (c) Control. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

               (d) Immediate Action. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

               (e) Limitations on Indemnification.

                    (i) Any indemnity payment hereunder shall be limited to the extent of the actual loss or damage suffered by the Claimant and shall be reduced by the amount of any recovery by the Claimant from any third party, including any insurer, and by the amount of any tax benefits received.

                    (ii) No party shall be entitled to indemnification hereunder unless and until the amount for which indemnification is owing exceeds One Hundred Thousand Dollars ($100,000) in the aggregate for all such matters; provided, however, that if such amount exceeds One Hundred Thousand Dollars ($100,000), the Indemnitor shall be liable to the Claimant for the entirety of the amount and not just that portion in excess of One Hundred Thousand Dollars ($100,000). No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties which is not asserted against the Indemnitor within six (6) months after the Closing Date.

                    (iii) The limitations in SECTION 11.4(E)(II) shall not apply to any claim for indemnification for any liability of the Claimant to any third party or to the adjustments and prorations to be made pursuant to
SECTION 4.2.

         11.5 INTENTIONALLY OMITTED.

          11.6 SPECIFIC PERFORMANCE. The parties recognize that if either party refuses to close as and when required under the provisions of this Agreement, monetary damages will not be adequate to compensate the other party for its injury. Each party shall therefore be entitled, in addition to a right to collect money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by either GCI or Cox to enforce this Agreement, Cox or GCI, as the case may be, shall waive the defense that there is an adequate remedy at law. Either party shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

          11.7 OPPORTUNITY TO CURE. Neither party shall have the right to terminate this Agreement as a result of the other party's default unless the terminating party shall have given the defaulting party written notice specifying in reasonable detail the nature of the default and shall have afforded the defaulting party ten (10) business days to cure the default.

          12. EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall bear its own legal, accounting and other expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby.

          13. BENEFIT OF AGREEMENT; ASSIGNMENT. The terms of this Agreement shall be enforceable and binding upon, and inure to the benefit of the parties hereto, their heirs, successors and assigns. No party shall assign its interest under this Agreement, by operation of law or otherwise, without the written consent of the other party, such consent not to be unreasonably withheld.

          14. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing and shall be deemed to have been duly given upon the hand delivery thereof during business hours, or upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, or on the next business day following delivery to a reliable or recognized air freight delivery service, in each case addressed as follows.

If to Cox or CBI:                   Robert F. Neil
                                    Executive Vice President-Radio
                                    Cox Broadcasting, Inc.
                                    1400 Lake Hearn Drive, N.E.
                                    Atlanta, Georgia 30319

with a copy to:                     Kevin F. Reed, Esq.
                                    Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, D.C. 20036-6802

If to GCI or Infinity:              Mr. Farid Suleman
                                    Infinity Broadcasting Corporation
                                    600 Madison Avenue
                                    Fourth Floor
                                    New York, New York 10022

with a copy to:                     Steven A. Lerman, Esq.
                                    Leventhal, Senter & Lerman
                                    2000 K Street, N.W.
                                    Suite 600
                                    Washington, D.C. 20006-1809

Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

          15. SEVERABILITY. All agreements and covenants herein are severable. In the event that any provision of this Agreement should be held to be unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

          16. ENTIRE AGREEMENT. Except as herein expressly provided, this Agreement and the Time Brokerage Agreements embody the entire agreement and understanding among GCI and Cox and supersede all prior agreements and understandings, whether oral or in writing, with respect to the purchase and sale of the Assets.

          17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

          18. EXHIBITS. All Exhibits, Schedules, collateral documents or instruments attached to this Agreement or to be provided at the Closing in the form of an exhibit attached to this Agreement, shall be deemed a part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

          19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together, shall have the same effect as if the signature on each counterpart were upon the same instrument.

          20. SALES TAXES. Cox shall pay any and all taxes that may be imposed by any taxing authority in the nature of sales or use taxes as a result of the transfer of the Cox Assets from Cox to GCI, and GCI shall pay any and all taxes that may be imposed by any taxing authority in the nature of sales or use taxes as a result of the transfer of the GCI Assets from GCI to Cox.

          21. AMENDMENT; WAIVER. This Agreement (including the Schedules and Exhibits hereto) may not be amended, supplemented or otherwise modified, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument duly executed by the parties hereto. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          22. ATTORNEY'S FEES. In the event of a dispute between or among the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and expenses from the other party.

          23. GUARANTY OF CBI.

               (a) As an inducement for GCI and Infinity to enter into this Agreement and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CBI agrees as follows:

                    (1) CBI hereby guarantees the full, complete, and timely performance by Cox of each and every obligation of Cox under this Agreement. If any default shall be made by Cox in the performance of any such obligations, then CBI will itself perform or cause to be performed such obligation upon receipt of notice from GCI or Infinity specifying in summary form the default.

                    (2) CBI waives presentment, protest, demand, or action or delinquency in respect of any of the obligations of Cox under this Agreement. CBI waives all notices of nonperformance, notices of protest, notices of dishonor, and notices of acceptance of this guaranty. Upon any default by Cox in its obligations under this Agreement, GCI or Infinity may proceed directly and at once against CBI without proceeding first against Cox.

                    (3) This guaranty shall be deemed a continuing guaranty, and the above consents and waivers of CBI shall remain in full force and effect until the satisfaction in full of all obligations of Cox under this Agreement.

               (b) CBI hereby represents and warrants to GCI and Infinity as follows:

                    (1) This Agreement has been duly and validly executed and delivered by CBI and constitutes its legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.


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



                    (2) The execution, delivery and performance by CBI of this Agreement (A) do not require the consent of any third party; (B) will not conflict with any provision of the Certificate of Incorporation or Bylaws of CBI; (C) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality; and (D) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which CBI is a party or by which CBI may be bound.

           24. GUARANTY OF INFINITY.

               (a) As an inducement for Cox and CBI to enter into this Agreement and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infinity agrees as follows:

                    (1) Infinity hereby guarantees the full, complete, and timely performance by GCI of each and every obligation of GCI under this Agreement. If any default shall be made by GCI in the performance of any such obligations, then Infinity will itself perform or cause to be performed such obligation upon receipt of notice from Cox or CBI specifying in summary form the default.

                    (2) Infinity waives presentment, protest, demand, or action or delinquency in respect of any of the obligations of GCI under this Agreement. Infinity waives all notices of nonperformance, notices of protest, notices of dishonor, and notices of acceptance of this guaranty. Upon any default by GCI in its obligations under this Agreement, Cox or CBI may proceed directly and at once against Infinity without proceeding first against GCI.

                    (3) This guaranty shall be deemed a continuing guaranty, and the above consents and waivers of Infinity shall remain in full force and effect until the satisfaction in full of all obligations of GCI under this Agreement.

               (b) Infinity hereby represents and warrants to Cox and CBI as follows:

                    (1) This Agreement has been duly and validly executed and delivered by Infinity and constitutes its legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                    (2) The execution, delivery and performance by Infinity of this Agreement (A) do not require the consent of any third party; (B) will not conflict with any provision of the Certificate of Incorporation or Bylaws of Infinity; (C) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality; and (D) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Infinity is a party or by which Infinity may be bound.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                   WCKG, INC.

                                   By: /s/ JOHN J. ROUSE, JR.
                                      ---------------------------------------
                                       Name:    John J. Rouse, Jr.
                                       Title:   Treasurer

                                   COX BROADCASTING, INC.

                                   By: /s/ JOHN J. ROUSE, JR.
                                      ---------------------------------------
                                       Name:    John J. Rouse, Jr.
                                       Title:   Vice President

                                   GCI ORLANDO HOLDINGS, INC.

                                   By: /s/ FARIO SULEMAN
                                      ---------------------------------------
                                       Name:    Fario Suleman
                                       Title:   Vice President Finance/CFO

                                   INFINITY BROADCASTING CORPORATION

                                   By: /s/ FARIO SULEMAN
                                      ---------------------------------------
                                       Name:    Fario Suleman
                                       Title:   Vice President Finance/CFO

                     COX/INFINITY ASSET EXCHANGE AGREEMENT

SCHEDULES TO BE DELIVERED BY COX

Schedule 1.1A  -  Cox Tangible Personal Property

Schedule 1.2A  -  Cox Real Property

Schedule 1.3A  -  Cox Contracts

Schedule 1.4A  -  Cox Licenses

Schedule 1.5A  -  Cox Intangible Assets

Schedule 1.7A  -  Excluded Assets

Schedule 5.3   -  Consents

Schedule 5.4   -  Governmental Approvals

Schedule 5.5   -  Litigation

Schedule 5.7   -  Title to and Condition of Cox Tangible Personal Property

Schedule 5.8   -  Title to and Condition of Cox Real Property

Schedule 5.9   -  Conflict with Cox Contracts

Schedule 5.12  -  FCC Compliance

Schedule 5.14  -  Environmental Matters

Schedule 5.20  -  Personnel

Schedule 5.22  -  Financial Statements

Schedule 7.3   -  Employees